EXHIBIT 99.(a)

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           WHITESTONE INDUSTRIES, INC.

         Whitestone Industries, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: By the unanimous consent of the directors of Whitestone Industries, Inc., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and seeking the consent of the majority of the shareholders of said corporation to adopt such amendment to the Certificate of Incorporation, pursuant to Sections 228 and 242 of the Delaware General Corporation Law. The resolution setting forth the proposed amendment is as follows:

         BE IT RESOLVED, that subject to the approval of the stockholders,
         Article IV of the Articles of Incorporation of the corporation be amended in its entirety to read as follows:

                                   ARTICLE IV
                                 SHARES OF STOCK

       4.1 The total number of shares of stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares of Common Stock and Three Million (3,000,000) shares of Preferred Stock. The par value of each of the shares of Common Stock is $.0001 per share and the par value of the shares of Preferred Stock is $.001 per share, amounting in the aggregate to $6,000.00.

         4.2 The Board of Directors is authorized, subject to limitations prescribed by law and the provision of this Article, to provide for the issuance of the shares of Preferred Stock in series, and to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and relative participating, optional or other special rights of the shares of each series and the qualifications, limitations or restrictions thereof.


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         4.3 The authority of the Board with respect to each series of Preferred
Stock shall include, but not be limited to, determination of the following:

         The number of shares constituting the series and the distinctive designation of the series;

         The dividend rate on the shares of the series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, or payments of dividends on shares of the series;

         Whether the series will have voting rights, and, if so, the term of the voting rights, and, if so, the terms of the voting rights;

         Whether the series will have conversion privileges, and, if so, the terms and conditions of the conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

         Whether or not the shares of the series will be redeemable, and, if so, the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         Whether the series shall have a sinking fund for the redemption or purchase of shares of the series, and, if so, the terms and the amount of the sinking fund;

         The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights or priority, if any, of payment of shares of the series; and

         Any other relative terms, rights, preferences and limitations, if any, of the series as the Board of Directors may lawfully fix under the laws of the State of Delaware as in effect at the time of the creation of such series.

         4.4 Effective as of the effective date of this Amendment, each ten (10) shares of Common Stock, $.0001 par value per share, outstanding before the effective date of the Amendment will be changed into one (1) fully paid and nonassessable share of Common Stock, $.0001 par value per share; and that after the effective date of the Amendment, each holder of record of one or more certificates representing shares of the old Common Stock shall be entitled to receive one or more certificates representing the proportionate number of shares of new Common Stock on surrender of a stockholder's old certificates for cancellation. If a stockholder shall be entitled to a number of new shares of Common Stock issued to the Stockholder shall be rounded upward to the nearest whole number.



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         SECOND:  that a majority of the Stockholders have given their written consent to the above amendments in lieu of a meeting in accordance with the provisions of Section 228 of the Delaware General Corporation Law;

         THIRD: that the aforesaid amendment shall be duly adopted in accordance with the applicable Section 242 and 228 of the Delaware

         General Corporation Law.

         FOURTH: that this amendment shall become effective upon its filing in the office of the Secretary of State of Delaware, and therefore being, the record date of one (1) for ten (10) (1:10) reverse split of the Company's issued and outstanding shares of Common Stock.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its President and Secretary, this ___ day of ______________, 1996.

                                              Whitestone Industries, Inc.

Attest:                                       BY:
       ------------------------------            ------------------------------
       Marianne C. Rossi, Secretary              Donald Yu, President